As filed with the Securities and Exchange Commission on November 22, 1999.
                                                    Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              --------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                              --------------------

                                  ENTRADE INC.
               --------------------------------------------------
             (Exact name of registrant as specified in its charter)


           Pennsylvania                                      52-215-3008
           ------------                                      -----------
  (State or other jurisdiction of                         (I.R.S. Employer
   incorporation or organization)                        Identification No.)

          500 Central Avenue
         Northfield, Illinois                                   60093
  --------------------------------------                       --------
 (Address of Principal Executive Offices)                     (Zip Code)

                              --------------------

                                  ENTRADE INC.
               1999 Stock Option Plan for Non-Executive Employees
          Nonqualified Stock Option Agreement for Corey P. Schlossmann
                            (Full title of the plans)
                              --------------------

            Mark F. Santacrose, President and Chief Executive Officer

                                  Entrade Inc.
                               500 Central Avenue
                           Northfield, Illinois 60093
                     (Name and address of agent for service)

                                 (847) 441-6650
                     (Telephone number, including area code,
                              of agent for service)
                              --------------------

                                   Copies to:
                            John W. Kauffman, Esquire
                          Duane, Morris & Heckscher LLP
                             4200 One Liberty Place
                           Philadelphia, PA 19103-7396


                         CALCULATION OF REGISTRATION FEE

====================================================================================================================
                                                      Proposed               Proposed
 Title of securities         Amount to be         maximum offering       maximum aggregate          Amount of
  to be registered           registered(1)         price per share       offering price(2)      registration fee
--------------------------------------------------------------------------------------------------------------------

    Common Stock,               1,200,000                    (2)              $16,151,250.13             $4,491
    no par value
====================================================================================================================


(1) In addition, this registration statement (the "Registration Statement") also registers such additional shares as may be required to be issued under the plans listed above (the "Plans") in the event of a stock dividend, reverse stock split, split-up, reclassification or other similar events.

(2) Estimated solely for the purpose of calculating the registration fee based on (i) the per share average exercise price of $9.653 with respect to options to purchase 836,500 shares of Common Stock that are currently outstanding and (ii) the average of the high and low sales prices of the Company's Common Stock on the New York Stock Exchange on November 19, 1999, or $22.21875 per share, with respect to 363,500 shares reserved for issuance under the Plans.

                                     PART II

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The following material is incorporated herein by reference:

         (a) The Rule 424(b)(3) Proxy Statement/Prospectus filed by Entrade Inc. (the "Company") with the Securities and Exchange Commission (the "Commission") on August 20, 1999 in connection with the Company's Form S-4 registration statement (No. 333-79175) that was declared effective by the Commission on August 18, 1999 (the "Form S-4 Registration Statement") under the Securities Act of 1933 (the "Securities Act").

         (b) The Company's Form 8-A registration statement as filed by the Company with the Commission on September 15, 1999 (the "Form 8-A Registration Statement") under Section 12 of the Securities and Exchange Act of 1934 (the "Exchange Act").

         (c) The Company's Form 8-K Current Report as filed by the Company with the Commission on October 6, 1999.

         (d) The Company's Form 8-K Current Report as filed by the Company with the Commission on October 28, 1999.

         (e) The Company's Form 10-Q Quarterly Report as filed by the Company with the Commission on November 15, 1999.

         (e) The description of the Company's Common Stock set forth in Item 1 of the Form 8-A Registration Statement.

         All reports or other documents filed pursuant to Sections 13, 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement, in each case filed by the Company prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document, which also is or is deemed to be incorporated herein by reference, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

         No answer to this item is required because the class of securities to be offered is registered under Section 12(b) of the Exchange Act.

Item 5.  Interests of Named Experts and Counsel.

         The consolidated balance sheet of the Company as of February 23, 1999 (inception) has been incorporated by reference herein and in this Registration Statement in reliance upon the reports of PricewaterhouseCoopers LLP, independent accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

         The consolidated financial statements of Artra Group Incorporated and its subsidiaries at December 31, 1998 and 1997, and for each of the years in the period ended December 31, 1998 have been incorporated by reference herein and in this Registration Statement in reliance upon the reports of
PricewaterhouseCoopers LLP, independent accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

         The validity of the issuance of the shares of Common Stock registered hereby has been passed upon for the Company by Duane, Morris & Heckscher LLP, Philadelphia, Pennsylvania.

Item 6.  Indemnification of Directors and Officers.

         As permitted by the provisions for indemnification of directors, officers, employees and agents in the Pennsylvania Business Corporation Law (the ABCL@), which applies to the Company, the Company=s Bylaws provide for indemnification of directors, officers, employees and agents for all expenses (including without limitation attorney=s fees, judgments, fines and amounts paid in settlement) reasonably incurred by such person in any threatened, pending or completed action, suit or proceeding (including without limitation an action, suit or proceeding by or in the right of the Company), whether civil, criminal, administrative or investigative, unless the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness. The right to indemnification provided in the Company=s Bylaws includes the right to have the expenses incurred by such person in defending any proceeding paid by the Company in advance of the final disposition of the proceeding to the fullest extent permitted by Pennsylvania law; provided that, if Pennsylvania law continues so to require, the payment of such expenses incurred by such person in advance of the final disposition of a proceeding may be made only upon receipt of the Company of an undertaking, by or on behalf of such person, to repay all amounts so advanced if it is ultimately determined that such person is not entitled to be indemnified under the Company=s Bylaws or otherwise. Indemnification under such provisions continues as to a person who has ceased to be a director, officer, employee or agent of the Company and inures to the benefit of his or her heirs, executors and administrators.

         As permitted by the BCL, the Company's By-laws also provide that a director of the Company shall not be personally liable, as such, for monetary damages for any action taken unless the director has breached or failed to perform the duties of his office under the bylaws and the BCL and the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness. This limitation of liability does not apply to the responsibility or liability of a director pursuant to any criminal statute or the liability of a director for payment of taxes pursuant to local, state or federal law.

         The Company provides liability insurance for each director and officer for certain losses arising from claims or charges made against them while acting in their capacities as directors or officers of the Company up to an aggregate of $7,000,000 inclusive of defense costs, expenses and charges.

Item 7.  Exemption from Registration Claimed.

         No answer to this item is required because no restricted securities are to be reoffered or resold pursuant to this Registration Statement.

Item 8.  Exhibits.

Exhibit No.    Description of Exhibit
-----------    ----------------------

     4.1       The   Company's   1999   Nonqualified   Stock   Option  Plan  for
               Non-Executive Officer Employees. (Filed herewith.)

     4.2 Nonqualified Stock Option Agreement dated as of October 15, 1999 between the Company and Corey P. Schlossmann. (Filed with the Commission on October 28, 1999 as Exhibit 10.6 to Form 8-K dated October 19, 1999.)

     5         Opinion of Duane, Morris & Heckscher LLP. (Filed herewith.)

     23.1 Consent of Duane, Morris & Heckscher LLP (included in their opinion filed as Exhibit 5).

     23.2      Consent of PricewaterhouseCoopers LLP. (Filed herewith.)

     23.3      Consent of PricewaterhouseCoopers LLP. (Filed herewith.)

     24        Power of Attorney (see page II-8 of this Registration Statement).

Item 9.  Undertakings.

         The registrant hereby undertakes:

         (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Act");

               (ii) To reflect in any prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which is registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

               (iii)To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

         Provided, however, that paragraphs (a)(i) and (a)(ii) of this Item 9 do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

         (b) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offer thereof; and

         (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned registrant hereby further undertakes that, for purposes of determining any liability under the Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         The undersigned registrant hereby further undertakes that, insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the registrant, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Northfield, Illinois on November 22, 1999.


                                        ENTRADE  INC.


                                        By: /s/ Mark F. Santacrose
                                            ------------------------------------
                                            Mark F. Santacrose, President and
                                            Chief Executive Officer

         Know all men by these presents, that each person whose signature appears below constitutes and appoints Mark F. Santacrose, as such person's true and lawful attorney-in-fact and agent, with full power of substitution, for such person, and in such person's name, place and stead, in any and all capacities to sign any or all amendments or post-effective amendments to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or any of his substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.


Signature                      Title                               Date
---------                      -----                               ----



/s/ John Harvey                Chairman of the Board          November 22,  1999
-----------------------        of Directors and a
John Harvey                    Director


/s/ Peter R.  Harvey           Vice Chairman of the           November 22,  1999
-----------------------        Board of Directors,
Peter R. Harvey                Chairman of the Executive
                               Committee and a
                               Director

/s/ Mark F. Santacrose         President, Chief Executive     November 22,  1999
--------------------------     Officer and a Director
Mark F. Santacrose


/s/ John G. Hamm               Vice President, Treasurer
--------------------------     and Chief Financial Officer    November 22,  1999
John G. Hamm


/s/ Lawrence D. Levin          Controller and Chief          November 22,  1999
--------------------------     Accounting Officer
Lawrence D. Levin


/s/ Gerard M. Kenny            Director                       November 22,  1999
--------------------------
Gerard M. Kenny


/s/ Edward A. Celano           Director                       November 22,  1999
--------------------------
Edward A. Celano


/s/Howard R. Conant            Director                       November 22,  1999
--------------------------
Howard R. Conant


/s/ Robert L. Johnson          Director                       November 22,  1999
--------------------------
Robert L. Johnson


/s/ Robert D. Kohn             President of entrade.com       November 22,  1999
--------------------------     and a Director
Robert D. Kohn


/s/ Maynard K. Louis           Director                       November 22,  1999
--------------------------
Maynard K. Louis


/s/ Corey P. Schlossmann       Director                       November 22,  1999
--------------------------
Corey P. Schlossmann


/s/ John K. Tull               Director                       November 22,  1999
--------------------------
John K. Tull

                                  EXHIBIT INDEX

                    (Pursuant to Item 601 of Regulation S-K)


Exhibit No.      Exhibit Description
-----------      -------------------

     4.1       The   Company's   1999   Nonqualified   Stock   Option  Plan  for
               Non-Executive Officer Employees. (Filed herewith.)

     4.2 Nonqualified Stock Option Agreement dated as of October 15, 1999 between the Company and Corey P. Schlossmann. (Filed with the Commission on October 28, 1999 as Exhibit 10.6 to Form 8-K dated October 19, 1999.)

     5         Opinion of Duane, Morris & Heckscher LLP. (Filed herewith.)

     23.1 Consent of Duane, Morris & Heckscher LLP (included in their opinion filed as Exhibit 5).

     23.2      Consent of PricewaterhouseCoopers LLP. (Filed herewith.)

     23.3      Consent of PricewaterhouseCoopers LLP. (Filed herewith.)

     24        Power of Attorney (see page II-8 of this Registration Statement).